Exhibit 4.2

AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [          ] among (i) [          ], a [          ] organized under the laws of [          ] (the “Authorized Participant”), (ii) BlackRock Institutional Trust Company, N.A., a national banking association acting in its capacity as trustee (in such capacity, the “Trustee”) of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust (the “Trust”), a trust organized under Delaware law pursuant to the provisions of the Amended and Restated Trust Agreement, dated as of July 29, 2013 (as the same may be amended from time to time, the “Trust Agreement”), and (iii) iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, in its capacity as sponsor of the Trust (in such capacity, the “Sponsor”).

R E C I T A L S

A.           The Trust offers, on a continuous basis, equity securities representing an interest in its assets (“iShares”), pursuant to the prospectus describing the iShares, as most recently filed by the Trust with the Securities and Exchange Commission, as supplemented by the Trust’s periodic reports, current reports and other information filed with the Securities and Exchange Commission and incorporated by reference therein, and as otherwise amended from time to time (the “Prospectus”).

B.           As described in the Prospectus, the Trust may from time to time issue or redeem iShares pursuant to the terms of the Trust Agreement, in each case only in aggregate amounts called “Baskets,” or integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and in effect an Authorized Participant Agreement with respect to the Trust.

C.           [          ] has requested to become an “Authorized Participant” (as such term is defined in the Trust Agreement) with respect to the Trust, and the Sponsor and the Trustee have agreed to such request.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1. Procedures. The Authorized Participant will purchase or redeem Baskets of iShares of the Trust in compliance with the Trust Agreement as supplemented by the Creation and Redemption Procedures attached to this Agreement as Schedule 1 (such procedures, as the same may be amended or modified from time to time in compliance with the provisions hereof and thereof, the “Procedures”). All creation orders and redemption orders (collectively, “Orders”) shall be placed and executed in accordance with the Trust Agreement as supplemented by the Procedures.

Section 2. Incorporation of Standard Terms. The Standard Terms attached hereto as Schedule 2 (the “Standard Terms”) are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3. Conflicts Rules. In case of any inconsistency between the provisions of this Agreement and the Trust Agreement, the provisions of the Trust Agreement shall control. In case of inconsistency between the provisions incorporated by reference into this Agreement pursuant to Section 2 above and any other provision of this Agreement, the latter will control.

Section 4. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Exhibit A is a certificate listing the Authorized Representatives of the Authorized Participant.

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Section 5. Notices. Except as otherwise specifically provided in the Procedures, all notices required or permitted to be given pursuant hereto shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by facsimile, electronic mail or a nationally recognized parcel delivery service or similar means of same day delivery (with a confirming copy by mail) addressed as follows:

(i)	If to the Trustee:

BlackRock Institutional Trust Company, N.A.

c/o State Street Bank and Trust Company

One Lincoln Street

Attn: Tim McGowan

Boston, MA 02111

Electronic Mail: [                      ]

Telephone: (800) 474-2737

Facsimile: (617) 937-6033

If to the Sponsor:

iShares Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: iShares Product Management Team

Electronic Mail: [                      ]

Telephone: (415) 670-4671

Facsimile: (415) 618-5097

In each case, with a copy to:

BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Attn: Legal Department

Electronic Mail: [                      ]

Telephone: (415) 670-2860

Facsimile: (415) 618-5731

(ii)	If to the Authorized Participant:

[ ] Address: [ ] Attn: [ ] Electronic Mail: [ ] Telephone: [ ] Facsimile: [ ]

or to such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

Section 6. Effectiveness, Termination and Amendment. This Agreement shall become effective, upon execution and delivery by each of the parties hereto, as of the date first written above.

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This Agreement may be terminated at any time by any party upon sixty days prior written notice to the other parties and may be terminated earlier by the Trustee or the Sponsor at any time on the event of a breach by the Authorized Participant of any provision of this Agreement (including the Standard Terms incorporated by Section 2 hereof) or the Procedures. This Agreement supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement may be amended by the Trustee and the Sponsor from time to time without the consent of the Authorized Participant, or any person on whose behalf the Authorized Participant holds iShares, by the following procedure: the Trustee or the Sponsor will mail a copy of the amendment to the Authorized Participant in compliance with the notice provisions of this Agreement; if the Authorized Participant does not object in writing to the amendment within ten Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms.

Section 7. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to the choice of law provisions thereof that would apply the laws of another jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in New York City which has subject matter jurisdiction over any suit, action or proceeding arising out of, or relating to, this Agreement.

Section 8. Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto; provided that (i) any party hereto which may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereto, and (ii) each of the Trustee and the Sponsor may (A) assign this Agreement, in whole but not in part, to an affiliate that succeeds to such party’s duties under the Trust Agreement upon notice to the other parties or (B) may delegate any portion of its duties or functions hereunder, if any, for so long as it remains responsible therefor. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor Trustee appointed in compliance with the Trust Agreement shall automatically become a party hereto and shall assume all the obligations, and be entitled to all the rights and remedies of the Trustee hereunder.

Section 9. Signatures and Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Facsimile, PDF or electronic image file signatures to this Agreement shall be acceptable and binding.

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IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., in its capacity as Trustee of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust

By:
Name:
Title:

iSHARES® DELAWARE TRUST SPONSOR LLC, in its capacity as Sponsor of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust

By:
Name:
Title:

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:

Schedule 1

CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		S1-1

Section 1.01.	Definitions	S1-1

Section 1.02.	Interpretation	S1-3

Section 1.03.	Conflicts	S1-3

ARTICLE II CREATION PROCEDURES		S1-3

Section 2.01.	Creations of iShares	S1-3

ARTICLE III REDEMPTION PROCEDURES		S1-6

Section 3.01.	Redemption of iShares	S1-6

-i-

iSHARES® DOW JONES-UBS ROLL SELECT COMMODITY INDEX TRUST

CREATION AND REDEMPTION PROCEDURES

adopted by the Sponsor and the Trustee (each as defined below) as of [             ]

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.     Definitions. For purposes of these Procedures, unless the context otherwise requires, the following terms will have the following meanings:

“Applicable Transaction Fee” shall mean, for any date of determination, the transaction fee applicable to the creation or redemption of iShares, as the case may be, including the fees and charges charged by the applicable Futures Exchange and the Trust’s futures commission merchant, in each case as described in the Prospectus as of such date.

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” or “Agreement” shall mean the Authorized Participant Agreement to which these Procedures are attached as Schedule 1.

“Authorized Participant Client” shall mean any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement among such Authorized Participant, the Trustee and the Sponsor, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall mean 50,000 iShares (or such number as shall be designated pursuant to the Trust Agreement).

“Basket Constituents” shall mean, for each Business Day, a basket of financial instruments published by the Trustee in respect of such Business Day consisting of a specified number of Index Futures together with cash, U.S. Treasury securities or other Short-Term Securities.

“Business Day” shall mean any day (1) on which none of the following occurs: (a) the Exchange (as such term is defined in the Trust Agreement) is closed for regular trading (b) the Futures Exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning ascribed to such term in the Control Agreement.

“Collateral Accounts” shall have the meaning ascribed to such term in the Control Agreement.

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“Control Agreement” shall mean the Control Agreement (for Authorized Participant Collateral), entered into by and among the Trust, State Street Bank and Trust Company and the Authorized Participant in connection with the Authorized Participant Agreement.

“Creation” shall mean the process that begins when an Authorized Participant first indicates to the Creation and Redemption Agent its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trustee and Delivery to such Authorized Participant of the corresponding number of iShares.

“Creation and Redemption Agent” shall mean SEI Distribution Co., a Pennsylvania corporation, or any successor thereto appointed by the Trustee as the Trustee’s agent for effecting Creations and Redemptions with Authorized Participants.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Creation and Redemption Agent and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodian” shall mean State Street Bank and Trust Company, in its capacity as custodian for the Trust, UBS Securities LLC, in its capacity as futures commission merchant for the Trust, and any successor thereto or additional custodian appointed by the Trust. In connection with any creations or redemptions and any related procedures hereunder, the Settlement Agent will determine the appropriate applicable Custodian for purposes of these Procedures.

“Delivery” shall mean full delivery of constituents of a Basket to or from (as the context may be require) the Trust’s account at the Settlement Agent or the applicable Custodian.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“EFRP” shall mean an exchange for related positions under the rules of the applicable Futures Exchange that involves contemporaneous transactions in futures contracts and other assets.

“Futures Exchange” shall have the meaning set forth in the Trust Agreement.

“Index Futures” shall have the meaning set forth in the Trust Agreement.

“iShares” shall mean shares issued by the Trustee representing fractional, undivided interests in the net assets of the Trust.

“Order Cut-Off Time” shall mean 2:40 p.m. (New York time) or, on any day that the applicable Futures Exchange is scheduled to close early, the time of the close of trading in the Index Futures on the applicable Futures Exchange on such day; provided, that the Order Cut-Off Time for any Purchase Order paid for in cash rather than Basket Constituents shall be no later than 10:00 a.m. (New York time).

“Order Date” shall have the meaning ascribed to the term in the Trust Agreement.

“Prospectus” shall have the meaning ascribed to the term in the Authorized Participant Agreement.

“Purchase Order” shall mean an order to purchase one or more Baskets.

“Redemption” shall mean the process that begins when an Authorized Participant first indicates to the Creation and Redemption Agent its intention to redeem one or more Baskets pursuant to these Procedures

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and concludes with Delivery by the Trustee of the corresponding Basket Constituents or cash to such Authorized Participant.

“Redemption Order” shall mean an order to redeem one or more Baskets.

“Settlement Agent” shall mean State Street Bank and Trust Company, a Massachusetts trust company, or successor thereto appointed by the Trustee as the Trustee’s agent for settling Creations and Redemptions with Authorized Participants.

“Short-Term Securities” shall have the meaning set forth in the Trust Agreement.

“Sponsor” shall mean iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, in its capacity as sponsor under the Trust Agreement.

“Treasury regulations” shall mean the regulations promulgated under the Code, as amended from time to time (including any successor regulations).

“Trustee” shall mean BlackRock Institutional Trust Company, N.A., a national banking association, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall mean the iShares® Dow Jones-UBS Roll Select Commodity Index Trust, a trust governed by the provisions of the Trust Agreement.

“Trust Agreement” shall have the meaning set forth in the Authorized Participant Agreement.

Section 1.02.     Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03.     Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

ARTICLE II

CREATION PROCEDURES

Section 2.01.     Creations of iShares. From and after the date hereof, the issuance and Delivery of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

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a.            Authorized Participants wishing to acquire from the Trustee one or more Baskets shall place a Purchase Order with the Creation and Redemption Agent on any Business Day. Purchase Orders received by the Creation and Redemption Agent prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Purchase Orders received by the Creation and Redemption Agent on or after the Order Cut-Off Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

b.            For purposes of paragraph “a” above, a Purchase Order shall be deemed “received” by the Creation and Redemption Agent only when each of the following has occurred:

(i)            An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Creation and Redemption Agent that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets.

(ii)           The Creation and Redemption Agent shall have sent, via facsimile or electronic mail message, an affirmation to the Authorized Participant that a Purchase Order for a specified number of baskets has been received by the Creation and Redemption Agent from an Authorized Representative for the Authorized Participant’s account.

c.            The Creation and Redemption Agent (acting on behalf of, and in consultation with, the Trustee) shall have the absolute right to reject any Purchase Order including, without limitation, (i) Purchase Orders that the Creation and Redemption Agent has determined are not in proper form, (ii) in response to market conditions or other circumstances that make transactions in or delivery of the iShares or the Index Futures impossible or impractical, (iii) Purchase Orders that the Trustee has determined would have adverse tax or other consequences to the Trust or to owners of iShares, or (iv) Purchase Orders the acceptance of which would, in the opinion of counsel to the Sponsor, the Trustee, the Creation and Redemption Agent or the Settlement Agent, result in a violation of law. Neither the Creation and Redemption Agent nor the Trustee shall be liable to any person for rejecting a Purchase Order. Should the Creation and Redemption Agent elect to accept the Purchase Order, it shall communicate its decision by sending to the Authorized Participant, via facsimile or electronic mail message, no later than 7:00 p.m. (New York time) on the same Business Day for such Purchase Order a confirmation from the Creation and Redemption Agent of the accepted Purchase Order. Prior to the transmission of the Creation and Redemption Agent’s confirmation of acceptance, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit the Basket Constituents (or if applicable, cash) in exchange for one or more Baskets and will have no binding effect upon the Trust, the Trustee, the Creation and Redemption Agent or any other party. Upon the delivery of any such confirmation of acceptance of a Purchase Order in accordance with the foregoing, the Trust and the Authorized Participant shall be bound thereby and each of the Authorized Participant, the Trust, the Trustee and the Creation and Redemption Agent shall be bound by the terms of these Procedures, the Authorized Participant Agreement and the Trust Agreement applicable to it with respect to such Purchase Order. In connection with any Purchase Order, the Creation and Redemption Agent may require the Authorized Participant to deposit into the Collateral Accounts by 6:00 p.m. (New York time) on such Business Day, the Delivery obligation specified in paragraph “d” below or Collateral in an amount, as determined in accordance with the Control Agreement, sufficient to satisfy such Delivery obligations and any related reimbursement obligations.

d.            On the first Business Day following the Order Date corresponding to a Purchase Order, or on such other date as the Trustee in its discretion may agree, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in written instructions to the Settlement Agent, provided that by 11:00 a.m. (New York time) on the date such issuance is to take place:

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(i)            the applicable Custodian shall have provided confirmation to the Settlement Agent that the EFRPs in connection with any Index Futures included in the Basket Constituents have been properly matched and effected in the books and records of the clearinghouse; and

(ii)           the Settlement Agent shall have received from the Authorized Participant (1) delivery of any cash or Short-Term Securities in the Basket Constituents and a transaction fee per Basket in the amount of the Applicable Transaction Fee, (2) in the case of a Basket created solely for cash, additional issuance costs determined by the Creation and Redemption Agent, including the costs of establishing the corresponding positions in Index Futures and Short-Term Securities); and

(iii)          any other conditions to the issuance under the Trust Agreement shall have been satisfied.

e.            In the event that, by 11:00 a.m. (New York time) on the first Business Day following the Order Date of a Purchase Order governed by paragraph “d” above, the applicable Custodian is unable to confirm the Authorized Participant’s transfer of the Basket Constituents corresponding to the total number of Baskets ordered pursuant to such Purchase Order, (i) the Trustee may, or may cause the Settlement Agent to, apply or liquidate any Collateral deposited into the Collateral Accounts pursuant to paragraph “c” above and/or apply the proceeds thereof to acquire Basket Constituents and apply them towards Authorized Participant’s Delivery obligations under paragraph “d” above and to reimburse the Trust for any related expenses or losses (including any losses arising from any change in value of the related Basket Constituents) or (ii) the Trustee may, or cause the Settlement Agent to, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the applicable Custodian.

f.            In all other cases, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and instruct the Settlement Agent to deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in written instructions to the Settlement Agent on the Business Day on which the conditions set forth in clauses (i) to (iii) of paragraph “d” above shall have been met.

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ARTICLE III

REDEMPTION PROCEDURES

Section 3.01.     Redemption of iShares. Redemption of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a.            Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Creation and Redemption Agent on any Business Day. Only Redemption Orders received by the Creation and Redemption Agent prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Redemption Orders received by the Creation and Redemption Agent on or after the Order Cut-Off Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

b.            For purposes of paragraph “a” above, a Redemption Order shall be deemed “received” by the Creation and Redemption Agent only when each of the following has occurred:

(i)     An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Creation and Redemption Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets.

(ii)    The Creation and Redemption Agent shall have sent, via facsimile or electronic mail message, an affirmation to the Authorized Participant that a Redemption Order for a specified number of Baskets has been received by the Creation and Redemption Agent from an Authorized Representative for the Authorized Participant’s account.

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c.            The Creation and Redemption Agent (acting on behalf of, and in consultation with, the Trustee) shall have the absolute right to reject any Redemption Order, including without limitation, (i) Redemption Orders that the Creation and Redemption Agent has determined are not in proper form, (ii) in response to market conditions or other circumstances that make transactions in or delivery of the iShares or the Index Futures impossible or impractical, (iii) Redemption Orders that the Trustee has determined would have adverse tax or other consequences to the Trust or to owners of iShares, or (iv) Redemption Orders the acceptance of which would, in the opinion of counsel to the Sponsor, the Trustee, the Creation and Redemption Agent or the Settlement Agent, result in a violation of law. Neither the Creation and Redemption Agent nor the Trustee shall be liable to any person for rejecting a Redemption Order. Should the Creation and Redemption Agent elect to accept such Redemption Order, it shall communicate its decision to the Authorized Participant by sending to the Authorized Participant, via facsimile or electronic mail message, no later than 7:00 p.m. (New York time) on the same Business Day for such Redemption Order, a confirmation of the Creation and Redemption Agent’s acceptance of the Redemption Order. Prior to the transmission of the Creation and Redemption Agent’s confirmation of acceptance, a Redemption Order will only represent the Authorized Participant’s unilateral offer to redeem the iShares specified in such Redemption Order in exchange for the related Basket Constituents and will have no binding effect upon the Trust, the Trustee, the Creation and Redemption Agent or any other party. Upon the delivery of any such confirmation of acceptance of a Redemption Order in accordance with the foregoing, the Trust and the Authorized Participant shall be bound thereby and each of the Authorized Participant, the Trust, the Trustee and the Creation and Redemption Agent shall be bound by the terms of these Procedures, the Authorized Participant Agreement and the Trust Agreement applicable to it with respect to such Redemption Order. In connection with any Redemption Order, the Creation and Redemption Agent may require the Authorized Participant to deposit into the Collateral Accounts by 6:00 p.m. (New York time) on such Business Day, the Delivery obligation specified in paragraph “d” below or Collateral in an amount, as determined in accordance with the Control Agreement, sufficient to satisfy such Delivery obligations and any related reimbursement obligations.

d.            Provided that by 11:00 a.m. (New York time) on the first Business Day following the Order Date of a Redemption Order:

(i)            the Authorized Participant has delivered to the Settlement Agent’s account at DTC the total number of iShares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii)           any other conditions to the redemption under the Trust Agreement have been satisfied,

the applicable Custodian and Settlement Agent will, as applicable, on such day, at the locations and in the amounts specified in the communication sent in compliance with paragraph “c” above, credit the account(s) of the redeeming Authorized Participant specified in such confirmation with the applicable Basket Constituents. Upon such Delivery, the Settlement Agent will then cancel the iShares so redeemed on behalf of the Trustee.

e.            In connection with any Redemption Order, the Authorized Participant authorizes the Settlement Agent to deduct a transaction fee per Basket in the amount of the Applicable Transaction Fee from the applicable Basket Constituents credited to the applicable account of the redeeming Authorized Participant.

f.             In the event that, by 11:00 a.m. (New York time) on the first Business Day following the Order Date of a Redemption Order governed by paragraph “d” above, Settlement Agent’s account at DTC shall not have been credited with the total number of iShares corresponding to the total number of Baskets

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to be redeemed pursuant to such Redemption Order, (i) the Trustee may, or may cause the Settlement Agent to, apply or liquidate any Collateral deposited into the Collateral Accounts pursuant to paragraph “c” above and/or apply the proceeds thereof to acquire iShares and apply them towards Authorized Participant’s Delivery obligations under paragraph “d” above and to reimburse the Trust for any related expenses or losses (including any losses arising from any change in value of the related Basket Constituents) or (ii) the Trustee may, or cause the Settlement Agent to, cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the applicable Custodian.

g.            In all other cases, Delivery must be completed by the Settlement Agent and applicable Custodian as soon as, in the reasonable judgment of the Settlement Agent, it is practicable.

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IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Creation and Redemption Procedures as of the date set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., in its capacity as Trustee of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust

By:
Name:
Title:

iSHARES® DELAWARE TRUST SPONSOR LLC, in its capacity as Sponsor of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust

By:
Name:
Title:

Schedule 2

Standard Terms

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Standard Terms”) agreed to as of [ ] by and between BlackRock Institutional Trust Company, N.A., a national banking association, and iShares Delaware Trust Sponsor LLC, a Delaware limited liability company, and agreed to by the Authorized Participant as of the date of its entry into the Authorized Participant Agreement to which these Standard Terms are attached.

ARTICLE I

ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01.     Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement, during the term of the Authorized Participant Agreement the Authorized Participant will be authorized to purchase and redeem Baskets of iShares in compliance with the provisions of the Trust Agreement.

Section 1.02.     Procedures for Orders. Each party hereto agrees to comply with the provisions of the Trust Agreement and the Procedures to the extent applicable to it.

Section 1.03.     Consent to Recording. The phone lines used by the Trustee, the Creation and Redemption Agent, the Settlement Agent or their affiliated persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls with any of those parties.

Section 1.04.     Irrevocability. The Authorized Participant agrees on behalf of itself and any Authorized Participant Client that delivery to the Creation and Redemption Agent of an Order shall be irrevocable; provided that each of the Trustee and the Sponsor reserves the right to reject any Order in compliance with the provisions of the Trust Agreement.

Section 1.05.     Costs and Expenses. The Authorized Participant shall be responsible for any and all expenses and costs incurred by the Trust in connection with any Orders, including, without limitation, any transaction fees or interest or funding cost incurred by the Trust in connection with the Authorized Participant’s failure to timely settle any Order.

Section 1.06.     Delivery of Property to the Trust. The Authorized Participant understands and agrees that in the event Basket Constituents are not transferred to the Trust by the time specified in the Purchase Order and in compliance with the Procedures and the Trust Agreement, a Purchase Order may be cancelled by the Creation and Redemption Agent and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Trustee or the applicable Custodian related to the cancelled Order.

Section 1.07.     Title to Basket Constituents and iShares Surrendered for Redemption. The Authorized Participant represents and warrants to the Trustee that

a.            in connection with each Purchase Order, the Authorized Participant will have full power and authority to transfer to the Trust the corresponding Basket Constituents, and that upon delivery of the Basket Constituents to the applicable Custodian and/or Settlement Agent in accordance with the Procedures, the Trust will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances (other than those in favor of the

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applicable Custodian or the clearinghouse of the applicable Futures Exchange) and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; and

b.            in connection with a Redemption Order, the Authorized Participant will have full power and authority to surrender to the Settlement Agent for redemption the corresponding iShares, and upon such surrender the Trust will acquire good and unencumbered title to such iShares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements which would preclude the delivery of such iShares in accordance with the Procedures.

Section 1.08.     Certain Payments or Distributions.

a.            With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Authorized Participant any payment, distribution or other amount paid to the Trust in respect of any Basket Constituents transferred to the Trust that, based on the valuation of the Basket Constituents at the time of transfer, should have been paid to the Authorized Participant. Likewise, the Authorized Participant acknowledges on behalf of itself and any Authorized Participant Client and agrees to return to the Trust any payment, distribution or other amount paid to the Authorized Participant or any Authorized Participant Client in respect of any Basket Constituents transferred to the Trust that, based on the valuation of the Basket Constituents at the time of transfer, should have been paid to the Trust.

b.            With respect to any Redemption Order, the Authorized Participant on behalf of itself and any Authorized Participant Client acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to it or an Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should have been paid to the Trust. The Trust is entitled to reduce the amount of any property due to the Authorized Participant or any Authorized Participant Client by an amount equal to any payment, distribution or other sum to be paid to the Authorized Participant or to the Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should be paid to the Trust. Likewise, the Trust acknowledges and agrees to return to the Authorized Participant or any Authorized Participant Client any payment, distribution or other amount paid to it in respect of any iShares transferred to the Trust that, based on the valuation of such iShares at the time of transfer, should have been paid to the Authorized Participant or such Authorized Participant Client.

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ARTICLE II

AUTHORIZED REPRESENTATIVES

Section 2.01.     Certification. Concurrently with the execution of the Authorized Participant Agreement, and as requested from time to time by the Trustee but no less frequently than annually, the Authorized Participant shall deliver to the Trustee a certificate signed by the Authorized Participant’s Secretary or other duly authorized official setting forth the names, e-mail addresses and telephone and facsimile numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each an “Authorized Representative”). Such certificate may be accepted and relied upon by the Trustee as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Trustee of a superseding certificate in a form approved by the Trustee bearing a subsequent date, or (ii) termination of the Authorized Participant Agreement.

Section 2.02.     PIN Numbers. The Creation and Redemption Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Authorized Participant may revoke the PIN Number at any time upon written notice to the Creation and Redemption Agent, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Upon receipt of such written request, the Creation and Redemption Agent shall, as promptly as practicable, de-activate the PIN Number. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Creation and Redemption Agent. The Authorized Participant agrees that none of the Trust, the Trustee or the Creation and Redemption Agent shall be responsible for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative.

Section 2.03.     Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant, the Authorized Participant shall (i) give immediate written notice of such fact to the Creation and Redemption Agent and such notice shall be effective upon receipt by the Creation and Redemption Agent; and (ii) request a new PIN Number. The Creation and Redemption Agent shall, as promptly as practicable, de-activate the PIN Number upon receipt of such written notice.

Section 2.04.     Verification. The Creation and Redemption Agent may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Creation and Redemption Agent has actual knowledge to the contrary or the Authorized Participant has revoked its PIN Number. The Creation and Redemption Agent shall have no duty to verify that an Order has been placed by an Authorized Representative. The Authorized Participant agrees that the Creation and Redemption Agent shall not be responsible for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless the Creation and Redemption Agent previously received from the Authorized Participant written notice to revoke its PIN Number.

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ARTICLE III

STATUS OF THE AUTHORIZED PARTICIPANT

Section 3.01.     Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement and the Authorized Participant shall give prompt written notice thereof to the Creation and Redemption Agent.

Section 3.02.     Registration Status. The Authorized Participant represents and warrants that, unless Section 3.03 is applicable to it, it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business to the extent so required by applicable law, (iii) a member in good standing of FINRA and (iv) if required in connection with its activities hereunder, registered as a futures commission merchant under the Commodity Exchange Act, as amended and a member in good standing of the National Futures Association. The Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of the Authorized Participant Agreement. The Authorized Participant further agrees to comply with all Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in iShares, and with the Constitution and By-Laws of FINRA and all FINRA and NASD Conduct Rules (including any FINRA Conduct Rules which may subsequently replace NASD Conduct Rules) (such FINRA Conduct Rules and NASD Conduct Rules collectively referred to as the “Conduct Rules”) applicable to its activities as an Authorized Participant, that it will not offer or sell iShares in any state or jurisdiction where they may not lawfully be offered and/or sold, and without limiting the foregoing that it will comply with any applicable transfer restrictions with respect to iShares set forth in the current Prospectus.

Section 3.03.     Foreign Status. If the Authorized Participant is offering and selling iShares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth in the preceding paragraph, the Authorized Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made (e.g., it will not offer or sell iShares in any state or jurisdiction where they may not lawfully be offered and/or sold), to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the spirit of the Conduct Rules.

Section 3.04.     Futures Account. The Authorized Participant represents and warrants that it will arrange to receive any futures contracts owing to the Authorized Participant upon settlement of a Redemption Order at an account it establishes through a member of the applicable Futures Exchange’s associated clearing organization (which may include such Authorized Participant), and will maintain such an account at all times it is an Authorized Participant. The Authorized Participant will provide notice of such account to the Settlement Agent upon request.

Section 3.05.     Compliance with Certain Laws. If the Authorized Participant is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to

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Intercept and Obstruct Terrorism (“U.S.A. PATRIOT Act”), the Authorized Participant is in compliance with the anti-money laundering and related provisions of the U.S.A. PATRIOT Act.

Section 3.06.     Authorized Participant Status.

a.            The Authorized Participant understands and acknowledges that the method by which Baskets of iShares will be created and traded may raise certain issues under applicable securities laws. For example, because new Baskets of iShares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Authorized Participant is hereby cautioned that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act.

b.            The Sponsor shall ensure that the Prospectus contains an accurate and current listing of Authorized Participants.

ARTICLE IV

ROLE OF AUTHORIZED PARTICIPANT

Section 4.01.     Independent Contractor. The Authorized Participant acknowledges and agrees that for all purposes of the Authorized Participant Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Trustee in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trustee, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) it is under legal obligation not to disclose, or (ii) it is confidential or proprietary in nature.

Section 4.02.     Rights and Obligations of DTC Participant. In executing the Authorized Participant Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for an Authorized Participant Client or for any other DTC Participant or indirect participant, or any other person on whose behalf it holds iShares, that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or under the Procedures.

Section 4.03.     Beneficial Owner Communications. The Authorized Participant agrees, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its customers, to assist the Trustee or the Sponsor in determining the ownership level of each beneficial owner relating to positions in iShares that the Authorized Participant may hold as record holder or that may be held through the Authorized Participant as a DTC Participant. In addition, the Authorized Participant agrees, in accordance with applicable laws, rules and regulations, at the request of the Sponsor or the Trustee to forward to such beneficial owners written materials and communications received from the requesting party in sufficient quantities to allow mailing thereof to such beneficial owners, including notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Trustee to such beneficial owners pursuant to the Trust Agreement or applicable law or regulation, or that the Sponsor or the Trustee reasonably wishes to distribute, at its own expense, to such beneficial owners.

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ARTICLE V

TAX MATTERS

Section 5.01.     Tax Basis of Assets Contributed Upon Creation. With respect to any Creation of iShares, the Authorized Participant on behalf of itself and any Authorized Participant Client agrees that any property contributed in consideration for the creation of iShares shall have a basis for tax purposes equal to the fair market value of that property, and acknowledges that the Trust will rely upon such fair market value basis for purposes of determining and allocating items of income, gain, loss, deduction, basis and other tax items.

Section 5.02.     Tax Basis of Basket Constituents Received Upon Redemption.

a.            With respect to any Redemption of iShares held by an Authorized Participant for its own account, the Authorized Participant acknowledges that the basis for tax purposes in Basket Constituents that it receives from the Trust in consideration for a redemption of iShares may be more or less than the fair market value of the Basket Constituents or the Authorized Participant’s basis in the iShares redeemed. The Authorized Participant will determine its basis for tax purposes in any Basket Constituent it receives from the Trust in consideration for a redemption of iShares by reference to the tax basis of such Basket Constituent on the books of the Trust immediately prior to the redemption, as such amount is reported to the Authorized Participant by the Settlement Agent, subject to adjustment as required under Section 732 or other applicable law. The Authorized Participant will report any built-in gain or loss on Index Futures that it receives from the Trust on redemption of iShares under the rules of section 1256 of the Code (absent a valid election to do otherwise), and, to the extent applicable, will report any offsetting gain or loss on the remaining iShares held by the Authorized Participant under the rules of section 475 of the Code. The Authorized Participant acknowledges that such reporting may result in a mismatch in the character or other tax attributes of gain or loss from Index Futures and iShares.

b.            With respect to any Redemption of iShares held by an Authorized Participant for an Authorized Participant Client, the Authorized Participant acknowledges on behalf of itself and such Authorized Participant Client that the basis for tax purposes in Basket Constituents received from the Trust in consideration for the redemption of iShares may be more or less than the fair market value of the Basket Constituents or the Authorized Participant Client’s basis in the iShares redeemed. To the extent that the Authorized Participant reports to an Authorized Participant Client, the Internal Revenue Service or any other person the basis for tax purposes of any Basket Constituents it receives from the Trust in consideration for a redemption of iShares on behalf of an Authorized Participant Client, the Authorized Participant will determine its basis by reference to the tax basis of such Basket Constituents on the books of the Trust immediately prior to the redemption, as such amount is reported to the Authorized Participant by the Settlement Agent, subject to adjustment as required under Section 732 or other applicable law. The Authorized Participant will report any other tax items of an Authorized Participant Client (e.g., basis in iShares, or gain or loss amounts) in a manner consistent with the preceding sentence.

c.            The Authorized Participant acknowledges on behalf of itself and any Authorized Participant Client that, to the extent that such Participant or Client is subject to the mark-to-market rules of section 475 of the Code, the basis of iShares and of any assets of the Trust shall be determined for purposes of sections 734(b) and 743(b) of the Code and for the purposes of the provisions of this Article V by treating such mark-to-market as having no effect on such basis.

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Section 5.03.     Treatment of Redemptions as Partial or Complete Redemptions.

a.            The Authorized Participant represents with respect to each redemption of iShares held by the Authorized Participant for its own account that the receipt of Basket Constituents from the Trust in connection with such redemption is a distribution other than in liquidation of the Authorized Participant’s interest in iShares (a “partial redemption”), unless it notifies the Trust or its agent prior to the receipt of the Basket Constituents that such distribution is in liquidation of the Authorized Participant’s interest in iShares (a “complete redemption”). The Authorized Participant acknowledges that the Trust may report gain or loss and other tax items including the allocation of basis and adjustments to basis in reliance upon the assumption that any redemption of iShares is a partial redemption unless such notice is timely provided. The Authorized Participant will notify the Trust or its agent within five Business Days of the receipt of the Basket Constituents of (i) any gain or loss arising from a redemption of iShares by the Authorized Participant in exchange for Basket Constituents, and (ii) any difference between the tax basis of such Basket Constituents on the books of the Trust immediately prior to the redemption, as such amount is reported to the Authorized Participant, and the basis of the distributed Basket Constituents to the Authorized Participant (such gain or loss or basis difference, “section 734(b) items”), in a manner sufficient for the Trust to adjust the basis of undistributed property held by the Trust under section 734(b) of the Code.

b.            To the extent that an Authorized Participant acts on behalf of an Authorized Participant Client in connection with a redemption of iShares, the Authorized Participant will inform the Trust or its agent prior to the receipt of the Basket Constituents of any such redemption that constitutes a complete redemption, to the extent that such information is available to the Authorized Participant (for example, because the Client redeems all iShares that it holds through the Authorized Participant). The Authorized Participant acknowledges on behalf of itself and any Authorized Participant Client that redeems iShares that the Trust may report gain or loss and other tax items including the allocation of basis and adjustments to basis in reliance upon the assumption that any redemption of iShares is a partial redemption unless such notice is timely provided. The Authorized Participant will make commercially reasonable efforts to assist the Trust in determining the amount of section 734(b) items, if any, with respect to a redemption of iShares on behalf of an Authorized Participant Client.

Section 5.04.     Tax Reporting.

a.            An Authorized Participant will provide tax reporting information with respect to the Trust to or for the benefit of taxpayers for whom the Authorized Participant holds iShares as a nominee as required by law.

b.            An Authorized Participant will furnish information to the Trust with respect to any taxpayer for whom the Authorized Participant holds iShares as a nominee as required under Treasury regulation section 1.6031(c)-1T or any successor thereto in addition to any information required by other provisions of this Article V.

c.            An Authorized Participant will use commercially reasonable efforts to ensure that any taxpayer for whom the Authorized Participant holds iShares as a nominee has provided IRS Form W-9, W-8BEN, or other forms or documentation qualifying as a withholding certificate or documentary evidence or other appropriate documentation within the meaning of Treasury regulation section 1.1441-1(c) or any successor thereto, as necessary to establish an exemption from withholding tax and backup withholding tax with respect to income of the Trust allocable to such investor. The Authorized Participant will act as an agent of the Trust in collecting and holding such forms or documentation, and annually will provide a copy of such forms to the Trust or its agent. Upon reasonable request by the Trust or its agent, the Authorized Participant will provide the originals of such forms or documentation to the

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extent held by the Authorized Participant at that time and will assist the Trust in obtaining such original forms or documentation (or, to the extent originals are not available, copies thereof) from investors or other nominees to the extent not held by the Authorized Participant. The provisions of this Section 5.04(c) of the Authorized Participant Agreement are subject to, and may be modified by, any agreements between the Trustee, on behalf of the Trust, and an Authorized Participant separate and apart from the Authorized Participant Agreement, that provide otherwise.

ARTICLE VI

MARKETING MATERIALS AND REPRESENTATIONS

Section 6.01.     Authorized Participant’s Representation. The Authorized Participant represents, warrants and agrees that it will not make, or permit any of its representatives to make, any representations concerning iShares other than those contained in or consistent with the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to iShares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. The Authorized Participant understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the iShares are not redeemable units of beneficial interest in the Trust. Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Sponsor, prepare and circulate in the regular course of its business or for internal use, research reports institutional sales literature (as such term in defined in FINRA Conduct Rule 2211 as of the date hereof), correspondence (as such term is defined in FINRA Conduct Rule 2211 as of the date hereof) and other similar materials that include information, opinions or recommendations relating to iShares, provided that such materials comply with applicable FINRA rules. The Authorized Participant agrees that any representation or statement in such reports, sales literature, correspondence, communications or other similar materials will not contain any untrue statement of a material fact related to iShares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the extent such materials include statements of fact regarding iShares, such statements of fact will be consistent with the Prospectus. The Authorized Participant agrees that it shall be fully responsible and liable for such reports, sales literature, correspondence, communications or other similar materials.

Section 6.02.     Prospectus.

a.     The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Sponsor will notify the Authorized Participant when a revised, supplemented or amended Prospectus for the iShares is available, and make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers. The Sponsor shall be deemed to have complied with this Section 6.02 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

b.     The Authorized Participant represents and warrants to the Sponsor that it will deliver the then current Prospectus upon any sale by it of iShares (other than a redemption) or, if applicable, a notice

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consistent with Rule 173 under the 1933 Act in lieu of a Prospectus, to the extent so required by applicable law.

ARTICLE VII

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 7.01.     Survival of Indemnification. The provisions of this Article 7 shall survive termination of the Agreement.

Section 7.02.     Authorized Participant Indemnification Obligations.

a.            The Authorized Participant shall indemnify and hold harmless the Sponsor, the Trustee, the Trust, the Creation and Redemption Agent, the Custodians (which the parties agree are third-party beneficiaries under this Subsection 7.01(a)), their respective subsidiaries, Affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Authorized Participant of any representations or warranties of the Authorized Participant (including under Section 3.2 of the Trust Agreement); (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Authorized Participant Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, that apply to it; or (iv) actions of such Sponsor Indemnified Party in reliance upon any instructions issued in accordance with the Procedures reasonably believed by such Sponsor Indemnified Party to be genuine and to have been given by the Authorized Participant.

b.            The Authorized Participant shall not be liable to any Sponsor Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Authorized Participant, or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Trustee or any Sponsor Indemnified Party.

Section 7.03.     Sponsor Indemnification Obligations.

a.            The Sponsor shall indemnify and hold harmless the Authorized Participant, its directors, officers, employees and agents, and each person who controls the Authorized Participant within the meaning of Section 15 of the Securities Act of 1933, as amended (each an "AP Indemnified Party"), from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such AP Indemnified Party as a result of (i) any breach of any representations or warranties of the Sponsor in the Authorized Participant Agreement; (ii) any failure on the part of the Sponsor to perform any of its obligations set forth in the Authorized Participant Agreement; and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or the omission, or alleged omission, of a material fact required to be stated in such Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

b.            The Sponsor shall not be liable to any AP Indemnified Party for any damages arising out of (i) the use of any information provided to the Sponsor by the Authorized Participant for use in a Prospectus, (ii) the willful misfeasance, bad faith or gross negligence in the performance of any duties by any AP Indemnified Party or by reason of any failure by an AP Indemnified Party to perform any of its obligations and duties under the Authorized Participant Agreement, (iii) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Sponsor,

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or (iv) mistakes or errors by, or arising out of interruptions or delays of communications with, the Trustee or any AP Indemnified Party.

ARTICLE VIII

MISCELLANEOUS

Section 8.01.     Commencement of Trading. The Authorized Participant may not submit an Order until five Business Days after the date of execution of the Authorized Participant Agreement (or such other date as may be designated by the Sponsor).

Section 8.02.     Definitions. The capitalized terms used herein are defined as follows.

a.            “1933 Act” means the U.S. Securities Act of 1933, as amended.

b.            “Affiliate” shall have the meaning given to it by Rule 501(b) under the 1933 Act.

c.            “AP Indemnified Party” shall have the meaning ascribed to it in Section 7.03 hereof.

d.            “Authorized Participant Agreement” shall mean each Authorized Participant Agreement (including the Procedures attached thereto) among the Authorized Participant, the Trustee and the Sponsor into which these Standard Terms shall have been incorporated by reference.

e.            “Authorized Participant” shall have the meaning ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

f.            “Authorized Participant Client” means any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

g.            “Authorized Representative” shall have the meaning ascribed to it in Section 2.01 hereof.

h.            “Basket” shall have the meaning ascribed to it in the Authorized Participant Agreement.

i.             “DTC” means The Depository Trust Company.

j.             “FINRA” means the Financial Industry Regulatory Authority.

k.            “iShares” shall have the meaning ascribed to it in the Authorized Participant Agreement.

l.             “NASD” means the National Association of Securities Dealers, Inc.

m.           “Prospectus” means the Trust’s current prospectus included in its effective registration statement, as supplemented or amended from time to time.

n.            “Sponsor Indemnified Party” shall have the meaning ascribed to it in Section 7.02 hereof.

o.            All other capitalized terms used in these Standard Terms and not otherwise defined shall have the meaning ascribed to such terms in the Authorized Participant Agreement.

Section 8.03.     Third Party Beneficiary. The parties acknowledge and agree that the Creation and Redemption Agent shall be a third party beneficiary to the Authorized Participant Agreement, including but not limited to the rights set forth in Section 7.01 of the Standard Terms.

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IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Standard Terms as of the date set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A. in its capacity as Trustee of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust

By:
Name:
Title:

iSHARES® DELAWARE TRUST SPONSOR LLC, in its capacity as Sponsor of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust

By:
Name:
Title:

Exhibit A

CERTIFICATE OF AUTHORIZED REPRESENTATIVES

Each of the following employees of [          ] (each, an “Authorized Representative”) is authorized, in accordance with the Authorized Participant Agreement dated as of [          ] among [          ], the Sponsor and the Trustee, to submit Purchase Orders and Redemption Orders on behalf and in the name of [          ] and to give instructions or any other notice or request on behalf of [          ] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

The undersigned, [name of secretary or authorized officer], [title] of [          ], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:
Name:
Title:
Date:

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